Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Blueprint Medicines Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o) and Rule 457(r)	$300,000,000	N/A	$300,000,000	$0.0001102	$33,060		—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—		—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—		—	—	—	—
	Total Offering Amount					$300,000,000		$33,060
	Total Fees Previously Paid							—
	Total Fee Offsets							$27,810	(2)
	Net Fee Due							$5,250	(2)

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)

On February 17, 2022, the registrant filed a prospectus supplement to the registration statement on Form S-3 dated February 13, 2020 (File No. 333-236424) (the “Prior Registration Statement”), registering the issuance of up to $300,000,000 of Common Stock of the registrant in an at-the-market equity offering of the registrant’s Common Stock (the “Prior ATM Common Stock”). The registration fee associated with the Prior ATM Common Stock was $27,810. The registrant sold no Prior ATM Common Stock pursuant to the Prior Registration Statement. Accordingly, the unused registration fee paid in connection with the Prior Registration Statement and the Prior ATM Common Stock is $27,810.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $300,000,000 of Common Stock of the registrant being registered hereby in the amount of $33,060 is offset by $27,810 in registration fees previously paid by the registrant with respect to Prior ATM Common Stock that were registered but not issued pursuant to the Prior Registration Statement. Accordingly, $5,250 in registration fees are being paid at this time. Concurrently with the filing of this prospectus supplement, any offering of unsold Prior ATM Common Stock pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)
Fee Offset Claims	—	—	—	—	—	—		—	—	—	—	—
Fee Offset Sources	—	—	—	—	—	—		—	—	—	—	—
Rule 457(p)
Fee Offset Claims	Blueprint Medicines Corporation	424(b)(5)	333-236424	February 17, 2022		$27,810	(2)	Equity	Common Stock, par value $0.001 per share	—	$300,000,000	—
Fee Offset Sources	Blueprint Medicines Corporation	424(b)(5)	333-236424		February 17, 2022							$33,060	(2)